Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES FOURTH QUARTER AND YEAR ENDED 2014 RESULTS

Conference Call and Webcast Scheduled for today at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, February 27, 2015 – Western Asset Mortgage Capital Corporation (NYSE: WMC) today reported its results for the fourth quarter and year ended December 31, 2014. For the fourth quarter, the Company recorded GAAP net income of $15.4 million, or $0.37 per basic and diluted share. Core earnings plus drop income for the fourth quarter was $36.4 million, or $0.87 per basic and diluted share1,2. The Company also reported a net book value of $14.94 per share as of December 31, 20143 and previously declared a $0.70 per share dividend for the quarter.

FOURTH QUARTER 2014 HIGHLIGHTS

•                 Paid a quarterly cash dividend of $0.70 per share

•                 Recorded GAAP net income of $15.4 million, or $0.37 per basic and diluted share

o                Net income includes $48.3 million of net unrealized gain on MBS, other securities and whole-loans, $9.0 million of net realized and other loss on MBS and other securities, and $53.3 million of net loss on derivative instruments and linked transactions

•                 Generated core earnings plus drop income of $36.4 million, or $0.87 per basic and diluted share1,2  of which $0.22 or approximately 25% was attributable to dollar roll income associated with the Company’s “to-be-announced” or TBA positions2

•                 $14.94 per share net book value as of December 31, 20143  versus $15.26 as of September 30, 2014

•                 Generated an economic return for the quarter of 2.5%4

•                 2.71% weighted average net interest spread on Agency and Non-Agency MBS, CMBS, ABS, other securities and whole-loans, including IO securities accounted for as derivatives, linked transactions and swaps1

•                 $4.4 billion investment portfolio fair value as of December 31, 2014, including linked transactions

o                28% of the total portfolio consists of non-government or agency (“credit”) securites, including Non-Agency RMBS, CMBS, GSE credit risk sharing securities, residential whole-loans and ABS

•                 Constant prepayment rate on its Agency RMBS portfolio of 6.8% for the quarter

•                 6.3x leverage (including borrowings on linked transactions) as of December 31, 2014

o                6.8x leverage when adjusted for net TBA position 1, 5

1   Non – GAAP measure.

2014 HIGHLIGHTS

•                 Recorded GAAP net income of $100.7 million, or $2.67 per basic and diluted share

o                Net income includes $189.0 million of net unrealized gain on MBS, other securities and whole-loans, $19.2 million of net realized and other loss on MBS and other securities, and $178.6 million of net loss on derivative instruments and linked transactions

•                 Generated core earnings plus drop income of $119.3 million, or $3.17 per basic and diluted share 1,2

•                 Declared $2.74 per share in cash dividends

•                 Generated a total economic return for the year of approximately 15.8%4

COMMENTARY ON QUARTER

“Despite another challenging and volatile year in the U.S. fixed income markets, we continued to deliver on our goal of generating a strong total return for our shareholders,” said Gavin James, Chief Executive Officer of Western Asset Mortgage Capital Corporation. “For the fourth quarter, we generated $0.87 of core plus drop income and paid a dividend of $0.70, which enabled us to provide our shareholders with an economic  return4 on book value of 2.5% for the quarter and 15.8% for the full year.  Our strong performance reflects the significant competitive advantages provided from leveraging Western Asset’s world-class investment platform, where we are able to draw upon the experience of a full team of experts across a number of sectors in the mortgage market and the broader fixed income and credit markets.”

Anup Agarwal, Chief Investment Officer of Western Asset Mortgage Capital Corporation, commented, “During the quarter, we continued to execute on our strategy of diversifying our credit portfolio by increasing our holdings of U.S. and European CMBS, and most recently, residential whole loans. Our investment portfolio experienced healthy price appreciation during the quarter, however we were impacted by unrealized losses on our interest rate hedges as rates moved toward the low end of our expected range. Additionally, as interest rate volatility increased, we reduced our exposure to the TBA market, effectively lowering our adjusted leverage at year-end. We believe that our active

2   Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings.

3   December 31, 2014 book value per share reflects the $0.70 per share dividend declared on December 18, 2014 and paid on January 27, 2015.

4  Economic return is calculated by taking the sum of (i) the total dividends declared and (ii) the change in book value during the period and dividing by the beginning book value.

5  6.3x leverage calculation does not reflect net To-Be Announced (“TBA”) mortgage pass-through certificates position. As of December 31, 2014, the net long position in TBAs was $325.0 million in notional value.

management style coupled with our diversified portfolio will continue to serve us well in 2015.”

FOURTH QUARTER 2014 RESULTS

For the fourth quarter ended December 31, 2014, the Company recorded GAAP net income of $15.4 million, or $0.37 per basic and diluted share. This compares to net income of $26.1 million, or $0.63 per basic and diluted share for the third quarter ended September 30, 2014. During the fourth quarter of 2014, the Company generated core earnings plus drop income of $36.4 million, or $0.87 per basic and diluted share. This compares to core earnings plus drop income of $27.8 million, or $0.67 per basic and diluted share for the third quarter ended September 30, 2014. Core earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) loss resulting from mark-to-market adjustments on derivative contracts; (iv) other loss on MBS and other securities; (v) non-cash stock-based compensation expense; and (vi) certain other non-cash charges. Drop income represents a non-GAAP financial measure and is derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions and is defined as the difference between the spot price and the forward settlement price for a comparable security on the trade date.

For the quarter ended December 31, 2014, average amortized cost of MBS, other securities and whole-loans held, including Agency and Non-Agency Interest-Only Strips accounted for as derivatives and linked transactions, was $4.45 billion, as compared to $4.57 billion for the quarter ended September 30, 2014.

For the quarter ended December 31, 2014, the Company’s weighted average yield on its portfolio was 3.79%, including Agency and Non-Agency MBS, other securities and whole-loans, interest from Interest-Only securities accounted for as derivatives and linked transactions that occurred during the quarter. The Company’s effective cost of funds on its Agency and Non-Agency MBS, other securities and whole-loans financing (including the cost of interest rate swaps and linked transactions) was 1.08%. The annualized net interest spread on its portfolio was 2.71%, including Agency and Non-Agency MBS, other securities and whole-loans, interest from Interest-Only securities accounted for as derivatives and linked transactions, and taking into account the cost of the interest rate swaps. This compares with a weighted average yield of 3.75%, an effective cost of funds of 1.80%, and an annualized net interest spread of 1.95% for the quarter ended September 30, 2014.

The actual constant prepayment rate (“CPR”) for the Company’s Agency RMBS portfolio during the fourth quarter was 6.8% on an annualized basis, as compared to 6.5% for the third quarter of 2014.

DIVIDEND

On December 18, 2014, the Company declared a regular cash dividend of $0.70 per share for each common share. Since inception in May of 2012, WMC has declared and paid total dividends of $10.19 per share in a combination of cash and stock.

PORTFOLIO COMPOSITION

As of December 31, 2014, the Company owned an aggregate securities portfolio equaling $4.44 billion in market value, comprised of $1.8 billion of 30-year fixed-rate Agency RMBS (residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or sponsored entity), $1.1 billion of 20-year fixed-rate Agency RMBS, $605.1 million of Non-Agency RMBS (including $8.2 million of linked transactions), $457.7 million of Agency and Non-Agency CMBS (commercial mortgage-backed securities)(including $38.6 million of linked transactions),  $178.7 million of Agency MBS interest-only and $97.8 million of Agency MBS inverse interest-only strips, $2.6 million of Non-Agency MBS interest-only and $71.5 million of Non-Agency MBS inverse interest-only strips, $114.6 million of other securities (including $5.7 million of linked transactions), and $7.2 million of residential whole-loans.

The following table sets forth additional information regarding the Company’s portfolio as of December 31, 2014:

Portfolio

($ in millions)

Agency	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.5%	$542.1	$579.3	$566.9
	4.0%	$468.5	$507.1	$505.2
	4.5%	$571.3	$613.7	$631.7
	5.5%	$68.0	$76.8	$77.5
	6.0%	$7.7	$8.7	$8.9
20-year fixed rate	3.0%	$319.0	$333.8	$329.7
	3.5%	$130.8	$138.0	$137.9
	4.0%	$605.1	$639.7	$652.4

Agency RMBS IOs and IIOs(1)	3.9%	N/A	$245.8	$257.7
Agency CMBS	4.9%	$25.1	$25.1	$25.3
Agency CMBS IOs and IIOs(2)	1.4%	N/A	$18.7	$18.8
Total Agency	3.7%		$3,186.7	$3,212.0

Non-Agency
Non-Agency RMBS(3)	3.8%	$764.4	$594.8	$605.1
Non-Agency RMBS IOs and IIOs(4)	6.1%	N/A	$64.8	$74.1
Non-Agency CMBS(5)	5.5%	$466.2	$431.9	$432.4
Total Non-Agency	4.8%		$1,091.5	$1,111.6

Other Securities(6)	4.6%	$109.4	$116.1	$114.6

Residential whole-loans	5.7%	$7.0	$7.1	$7.2
Total Portfolio	4.0%		$4,401.4	$4,445.4

(1)          Includes $67.6 million of amortized cost and $69.1 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

(2)          Includes $14.7 million of amortized cost and $14.7 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.

(3)          Includes $5.4 million of principal, $7.6 million of amortized cost and $8.2 million of fair value for Non-Agency RMBS accounted for as linked transactions for GAAP.

(4)          Includes $3.7 million of amortized cost and $4.5 million of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

(5)          Includes $41.7 million of principal, $41.7 million of amortized cost and $38.6 million of fair value for Non-Agency CMBS accounted for as linked transactions for GAAP.

(6)          Includes $7.1 million of principal, $5.7 million of amortized cost and $5.7 million of fair value for Other securities accounted for as linked transactions for GAAP.

PORTFOLIO FINANCING

At December 31, 2014, the Company financed its portfolio with $3.9 billion of borrowings, including $31.9 million of borrowings related to linked transactions, under master repurchase agreements with twenty-one (21) of its twenty-four (24) approved counterparties, bearing fixed interest rates with maturities between January 2015 and October 2015.

The Company has also entered into approximately $3.4 billion notional amount of pay-fixed interest rate swaps, excluding forward starting swaps of $2.4 billion (approximately 9.6 months forward) that have variable maturities between October 2015 and February 2044, and $2.1 billion notional amount of pay-variable interest rate swaps, excluding forward starting swaps of $110.0 million (approximately 52.2 months forward) that have variable maturities between December 2016 and August 2043. In addition, the Company has entered into approximately $105.0 million notional amount of a pay-fixed interest rate swaption with a one year swap term and an exercise expiration date of June 2016.

The following tables set forth additional information regarding the Company’s portfolio financing as of December 31, 2014:

Financing as of December  31, 2014

($ in millions)

Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$2,994.4	0.40%	32
Non-Agency RMBS	$473.9	1.54%	49
Agency and Non-Agency CMBS	$325.9	1.55%	29
Other Securities	$81.6	1.55%	34
Non-Agency RMBS Linked Transactions	$6.5	1.66%	15
Non-Agency CMBS Linked Transactions	$22.5	1.94%	7
Other securities Linked Transactions	$2.8	1.93%	37
Total	$3,907.6	0.67%	33

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of December 31, 2014:

Fixed Pay Rate Swap Transactions

($ in millions)

Remaining Term to Maturity	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
1 year or less	$89.3	0.5%	0.9
> 1 year to 3 years	$1,972.3	0.8%	1.8
> 3 years to 5 years	$603.0	1.8%	4.2
> 5 years	$3,103.8	2.8%	9.4
Total Fixed Pay Rate	$5,768.4	2.0%	6.2

Variable Pay Rate Swap Transactions

($ in millions)

Remaining Term to Maturity	Notional Amount	Average Variable Pay Rate	Average Maturity (Years)
> 1 year to 3 years	$220.0	0.2%	2.0
> 3 years to 5 years	$634.0	0.2%	4.5
> 5 years	$1,309.6	0.2%	12.1
Total	$2,163.6	0.2%	8.8

CONFERENCE CALL

The Company will host a conference call with a today, February 27, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the fourth quarter and year ended December 31, 2014.

Individuals interested in participating in the conference call may do so by dialing 866.235.9914 from the United States, or 412.902.4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

A telephone replay will be available through March 21, 2015 by dialing 877.344.7529 from the United States, or 412.317.0088 from outside the United States, and entering conference ID 10061451. A webcast replay will be available for one year.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a mortgage REIT that invests in Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency (such as GNMA) or a U.S. Government-sponsored entity (such as FNMA or FHLMC). The Company also invests in residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity as well as commercial mortgage-backed securities or CMBS, asset backed securities or ABS, residential whole loans and/or whole loan securities and other securities. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on our manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the SEC and a wholly-owned subsidiary of Legg Mason, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2013 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands—except share and per share data)

	December 31, 2014	December 31, 2013
Assets:
Cash and cash equivalents	$47,222	$48,525
Mortgage-backed securities and other securities, at fair value ($4,362,532 and $2,818,947 pledged as collateral, at fair value, respectively)	4,385,723	2,853,587
Residential whole-loans, at fair value	7,220	-
Linked transactions, net, at fair value	20,627	18,559
Investment related receivable	162,837	341
Accrued interest receivable	27,309	12,266
Due from counterparties	184,757	55,434
Derivative assets, at fair value	73,256	105,826
Other assets	326	339
Total Assets	$4,909,277	$3,094,877

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$3,875,721	$2,579,067
Accrued interest payable	17,573	12,534
Investment related payables	166,608	-
Due to counterparties	12,180	65,861
Derivative liability, at fair value	180,280	4,673
Accounts payable and accrued expenses	1,794	1,353
Underwriting and offering costs payable	-	8
Payable to related party	2,705	1,842
Dividend payable	29,204	19,445
Total Liabilities	4,286,065	2,684,783

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 41,719,801 and 26,853, 287 (including 2,548,784 shares declared as a stock dividend on December 19, 2013, issued on January 28, 2014) shares issued and outstanding, respectively	417	268
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	-	-
Additional paid-in capital	760,925	544,143
Retained earnings (accumulated deficit)	(138,130)	(134,317)
Total Stockholders’ Equity	623,212	410,094
Total Liabilities and Stockholders’ Equity	$4,909,277	$3,094,877

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Statement of Operations

(in thousands—except share and per share data)

	(Unaudited)	(Unaudited)
	For the three months ended December 31, 2014	For the three months ended December 31, 2013	For the year ended December 31, 2014	For the year ended December 31, 2013

Net Interest Income:
Interest income	$40,358	$28,182	$149,110	$125,328
Interest expense	6,434	4,043	22,263	18,019
Net Interest Income	33,924	24,139	126,847	107,309

Other Income (Loss):
Interest income on cash balances and other income (loss), net	479	35	1,433	91
Realized gain (loss) on sale of Mortgage-backed securities and other securities, net	472	(46,827)	(2,178)	(110,712)
Other loss on Mortgage-backed securities and other securities	(9,449)	(3,694)	(17,014)	(11,858)
Unrealized gain (loss) on Mortgage-backed securities, other securities and whole-loans, net	48,256	13,408	189,011	(160,109)
Gain on linked transactions, net	204	179	1,870	4,137
Gain (loss) on derivative instruments, net	(53,512)	37,042	(180,496)	157,547
Other Income (Loss), net	(13,550)	143	(7,374)	(120,904)

Operating Expenses:
General and administrative (includes $549, $263, $2,203 and $1,087 non-cash stock based compensation, respectively)	2,424	1,684	9,127	6,446
Management fee – related party	2,506	1,843	9,633	7,814
Total Operating Expenses	4,930	3,527	18,760	14,260

Net income (loss) available to Common Stock and participating securities	$15,444	$20,755	$100,713	$(27,855)

Net income (loss) per Common Share – Basic	$0.37	$0.83	$2.67	$(1.19)
Net income (loss) per Common Share – Diluted	$0.37	$0.83	$2.67	$(1.19)

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for the three months and the years ended December 31, 2014 and 2013:

(dollars in thousands)	For the three months ended December 31, 2014	For the three months ended December 31, 2013	For the year ended December 31, 2014	For the year ended December 31, 2013

Net Income (loss) – GAAP	$15,444	$20,755	$100,713	$(27,855)
Adjustments:

MBS and other securities:

Unrealized (gain) loss on MBS, other securities and whole-loans	(48,256)	(13,408)	(189,011)	160,109
Other loss on mortgage-backed and other securities	9,449	3,694	17,014	11,858
Realized (gain) loss on sale of MBS and other securities	(472)	46,827	2,178	110,712

Derivative Instruments:

Realized (gain) loss on termination of interest rate swaps	34,356	-	(5,440)	(65,305)
Realized (gain) loss on settlement of TBAs	(14,846)	(48)	(40,015)	1,499
Realized loss on currency forwards	577	-	1,759	-
Realized loss on expiration of option derivatives	2,813	-	2,813	925
Realized loss on termination of futures	-	-	16,495	-
Realized (gain) loss on sale of swaptions	(2,302)	-	3,606	(23,671)
Realized gain on sale/unlinking of securities underlying linked transactions	-	-	(1,397)	(3,049)
Realized (gain) loss on Agency Interest-Only Strips – accounted for as derivatives	(2)	1,025	753	1,124
Realized gain on foreign currency transactions	(655)	-	(1,725)	-
Mark-to- market adjustments on interest rate swaps	38,497	(39,595)	183,379	(83,764)
Mark-to- market adjustments on interest rate swaptions	(3,918)	(1,553)	1,697	(4,733)
Mark-to-market adjustments on option derivatives	(340)	-	-	-
Mark-to-market adjustments on futures contracts	429	-	740	-
Mark-to- market adjustments on TBAs	(4,752)	2,083	(6,273)	3,009
Mark-to-market adjustments on linked transactions	442	(15)	1,860	56
Mark-to-market adjustments on derivative instruments	1,804	(2,839)	2,136	700
Mark-to-market adjustments on foreign currency swaps	(1,785)	-	(3,857)	-
Mark-to-market adjustments on foreign currency forwards	222	-	303	-

Non-cash stock-based compensation expense	549	263	2,203	1,087
Total adjustments	11,810	(3,566)	(10,782)	110,557
Core Earnings – Non-GAAP Financial Measure	$27,254	$17,189	$89,931	$82,702

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.65	$0.70	$2.39	$3.39
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.65	$0.70	$2.39	$3.38

Basic weighted average common shares and participating securities	41,732,988	24,670,202	37,677,685	24,374,025
Diluted weighted average common shares and participating securities	41,732,988	24,685,701	37,677,685	24,454,716

Reconciliation of Interest Income and Effective Cost of Funds

(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives and interest income on linked transactions (Non-GAAP financial measure) for the three months and the years ended December 31, 2014 and 2013:

(in thousands)	For the three months ended December 31, 2014	For the three months ended December 31, 2013	For the Year ended December 31, 2014	For the Year ended December 31, 2013
Coupon Interest	$57,132	$37,125	$209,146	$177,472
Premium accretion, discount amortization and amortization of basis, net	(16,774)	(8,943)	(60,036)	(52,144)
Interest Income	$40,358	$28,182	$149,110	$125,328

Contractual Interest income, net of amortization basis on Agency and Non-Agency Interest-Only and Interest Strips, classified as derivatives(1):
Coupon Interest	$5,809	$8,305	$26,097	$28,273
Amortization of basis (Non-GAAP Financial Measure)	(4,582)	(5,154)	(18,868)	(18,010)
Contractual Interest Income, net on Foreign currency swaps(1)	176	-	317	-
Contractual Interest income, net of premium amortization, discount accretion and amortization of basis on Linked Transactions (2):
Coupon Interest	996	580	5,998	869
Premium amortization, discount accretion and amortization of basis, net	(218)	(371)	(3,119)	546
Subtotal	2,181	3,360	10,425	11,678
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives - Non-GAAP Financial Measure	$42,539	$31,542	$159,535	$137,006

(1)          Reported in gain (loss) on derivative instruments in the Consolidated Statement of Operations.

(2)          Reported in gain (loss) on linked transactions in the Consolidated Statement of Operations.

The following tables reconcile the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the three months and the years ended December 31, 2014 and 2013:

	For the three months ended December 31, 2014		For the year ended December 31, 2014
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$6,434	0.65%	$22,263	0.60%
Interest expense on linked transactions	132	1.76%	546	1.75%
Net interest paid - interest rate swaps	4,162	0.43%	29,946	0.81%
Effective Borrowing Costs	$10,728	1.08%	$52,755	1.41%
Weighted average repurchase borrowings (1)	3,935,531		3,730,206

(1)          Includes average repurchase borrowings under linked transactions.

	For the three months ended December 31, 2013		For the year ended December 31, 2013
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$4,043	0.53%	$18,019	0.47%
Interest expense on linked transactions	45	1.67%	271	1.65%
Net interest paid - interest rate swaps	7,036	0.93%	22,932	0.61%
Effective Borrowing Costs - Non-GAAP Financial Measure	$11,124	1.46%	$41,222	1.08%
Weighted average repurchase borrowings(1)	3,013,162		3,821,925

(1)          Includes average repurchase borrowings under linked transactions.